                                                                     EXHIBIT 1.1






                          PACKARD BIOSCIENCE COMPANY


                           (a Delaware corporation)



                        9,600,000 Shares of Common Stock



                            U.S. PURCHASE AGREEMENT
















Dated: April  , 2000

                           PACKARD BIOSCIENCE COMPANY
                            (a Delaware corporation)

                        9,600,000 Shares of Common Stock
                           (Par Value $.002 Per Share)

                             U.S. PURCHASE AGREEMENT
                             -----------------------

      April  , 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Chase Securities Inc.
Robert W. Baird & Co. Incorporated
Banc of America Securities LLC
Thomas Weisel Partners LLC
  as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

         Packard BioScience Company, a Delaware corporation (the "COMPANY") and the persons listed in Schedule B hereto (the "SELLING SHAREHOLDERS") confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. UNDERWRITERS", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Chase Securities Inc., Robert W. Baird & Co. Incorporated, Banc of America Securities LLC, and Thomas Weisel Partners LLC are acting as representatives (in such capacity, the "U.S. REPRESENTATIVES"), with respect to (i) the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.002 per share, of the Company ("COMMON STOCK") set forth in said Schedule A, and (ii) the grant by the Company and the Selling Shareholders to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,440,000 additional shares of Common Stock to cover over-allotments, if any, of which up to 222,240 shares of Common Stock may be sold by the Selling Shareholders.

         The aforesaid 9,600,000 shares of Common Stock (the "INITIAL U.S. SECURITIES") to be purchased by the U.S. Underwriters, and all or any part of the 1,440,000 shares of Common Stock subject to the option described in Section 2(b) (the "U.S. OPTION SECURITIES") are hereinafter called, collectively, the "U.S. SECURITIES". The U.S. Option Securities are to be sold by the Company and the Selling Shareholders acting severally and not jointly.

          It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "INTERNATIONAL PURCHASE AGREEMENT") providing for the offering by the Company of an aggregate of 2,400,000 shares of Common Stock (the "INITIAL INTERNATIONAL SECURITIES") through arrangements with certain underwriters outside the United States and Canada (the "INTERNATIONAL MANAGERS") for which Merrill Lynch International, Chase Manhattan International Limited, Robert W. Baird & Co. Incorporated, Banc of America International Limited, and Thomas Weisel International Limited are acting as lead managers (the "LEAD MANAGERS"), and the grant by the Company and the Selling Shareholders to the International Managers, acting severally and not jointly, of an option to purchase all or any part of up to 360,000 additional shares of Common Stock solely to cover over-allotments, if any (the "INTERNATIONAL OPTION SECURITIES" and, together with the U.S. Option Securities, the "OPTION SECURITIES") of which up to 55,560 shares of Common Stock may be sold by the Selling Shareholders. The International Option Securities are to be sold by the Company and the Selling Shareholders acting severally and not jointly.

         The Initial International Securities and the International Option Securities are hereinafter called the "INTERNATIONAL SECURITIES". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "UNDERWRITERS", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "INITIAL SECURITIES", and the U.S. Securities and the International Securities are hereinafter collectively called the "SECURITIES".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "INTERSYNDICATE AGREEMENT") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch (in such capacity, the "GLOBAL COORDINATOR").

         The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

         The Company and the Underwriters agree that up to 1,200,000 shares of the Initial Securities to be purchased by the Underwriters (the "RESERVED SECURITIES") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered by the Underwriters as part of the offering contemplated hereby.

         On March 21, 2000, the Company amended its certificate of incorporation to change the authorized capital stock of the Company to consist of 200,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share, of the Company (the "CHARTER AMENDMENT"), and to convert each outstanding share of Common Stock into 5 shares of Common Stock (the "STOCK SPLIT" and, together with the Charter Amendment, the "RECAPITALIZATION").

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (No. 333-31996) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 ACT"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("RULE 430A") of the rules and regulations of the Commission under the 1933 Act (THE "1933 ACT REGULATIONS") and paragraph (b) of Rule 424 ("RULE 424(B)") of the 1933 Act Regulations. Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "FORM OF U.S. PROSPECTUS") and one relating to the International Securities (the "FORM OF INTERNATIONAL PROSPECTUS"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "RULE 430A INFORMATION." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the "REGISTRATION STATEMENT." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "RULE 462(B) REGISTRATION STATEMENT," and after such filing the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. PROSPECTUS" and the "INTERNATIONAL PROSPECTUS," respectively, and collectively, the "PROSPECTUSES." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus or the International Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

                  (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectuses, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable securities laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectuses or any amendments or supplements thereto

         (including any prospectus wrapper) made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the Prospectuses or any amendments or supplements thereto (including any prospectus wrapper).

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b), complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent otherwise permitted by Regulation S-T.

                  (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedule and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as set forth in the notes thereto). The supporting schedule included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or in any amendment or supplement thereto, (A) there has been no material adverse change in the condition, financial or otherwise, results of operation, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (B) there has been no transaction entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which is material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

                (vi) GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "SUBSIDIARY" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement (including with respect to the credit agreement referred to in Exhibit 10.2 to the Registration Statement and the amendments thereto (the "CREDIT AGREEMENT")) all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. All Subsidiaries of the Company are listed on Exhibit 21 to the Registration Statement.

                   (vii) CAPITALIZATION. The Company had at the date indicated, a duly issued, authorized and outstanding capitalization as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" and notes thereto. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the Initial Securities was issued in violation of the preemptive or other similar rights of any securityholder of the Company; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company with the exception of the issuance by the Company of an aggregate of 26,500 authorized but unissued shares of Common Stock (the "ISSUED SHARES") in three separate issuances (the equivalent of 465,000 shares of the presently outstanding Common Stock in the aggregate), in March 1987, March 1988 and March 1989 (collectively, the "STOCK ISSUANCES"); with respect to the Issued Shares, to the Company's knowledge, the holders of then-outstanding Common Stock did not seek to exercise, and neither such holders nor any successor, transferee or purchaser for value of such Common Stock outstanding immediately prior to the Stock Issuances have, at any time since, threatened to, or notified the Company of their intent to, exercise preemptive rights as to the Issued Shares or brought, or threatened to bring, any claim at law or in equity challenging the Stock Issuances; to the Company's knowledge, none of the Option Securities was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                   (viii) AUTHORIZATION OF AGREEMENT. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                    (ix) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized by the Company for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment to the Company of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and the description of the Common Stock under the caption "Description of Capital Stock" summarizes in all material respects the rights set forth in the instruments defining the same; no holder of the Securities to be sold by the Company will be subject to personal liability by reason of being such a holder; and the issuance of the Securities by the Company is not subject to the preemptive or other similar rights of any securityholder of the Company.

                    (x) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "AGREEMENTS AND INSTRUMENTS") except for such defaults that could not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement and the International Purchase Agreement and the consummation by it of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale by the Company of the Securities and the use by it of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action, including (if required) board approval, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events, or liens, charges or encumbrances that could not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation by the Company (A) of the provisions of the charter or by-laws of the Company or any Subsidiary or (B) any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations except, in the case of (B) for such violations that could not reasonably be expected to result in a Material Adverse Effect. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                   (xi) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

                   (xii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the value of the properties or assets of the Company, in the aggregate, or the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) ACCURACY OF EXHIBITS. There are no contracts or documents required pursuant to the 1933 Act to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                   (xiv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or believe they can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on their business as presently conducted (except as the failure to own, possess or acquire such Intellectual Property could not reasonably be expected to have a Material Adverse Effect), and, except as disclosed in the Prospectuses, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except for such infringements, conflicts, invalidities and inadequacies that could not reasonably be expected to result in a Material Adverse Effect.

                    (xv) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation by it of the transactions contemplated by this Agreement and the International Purchase Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, with respect to the Common Stock or under state securities or blue sky laws or (except with respect to the Reserved Securities) under foreign securities laws,
          (ii) such as have been already obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered, (iii) which shall have been obtained or made prior to Closing Time or, if applicable, the Time of Delivery, and
          (iv) such as have been already obtained or as may be required under the laws and regulations of jurisdictions outside the United Staes in which the Securities (other than the Reserved Securities) are offered.

                   (xvi) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess all material permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business presently conducted by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which could reasonably be expected to result in a Material Adverse Effect.

                (xvii) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real and personal properties owned by them, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except, in each case, (a) as described in the Prospectuses (including with respect to the Credit Agreement) or (b) such as are neither material in amount nor material in relation to the business presently conducted by the Company and its subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that could not reasonably be expected to result in a Material Adverse Effect.

                   (xviii) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 ACT") and the rules and regulations of the Commission thereunder.

                   (xix) ENVIRONMENTAL LAWS. Except as described in the Registration Statement or except as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any existing federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) each of the Company and its subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental
         Laws.

                   (xx) REGISTRATION RIGHTS. Except as disclosed in the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

                   (xxi) YEAR 2000 PROBLEM. Neither the Company nor any of its Subsidiaries has experienced any disruptions of its operations as a result of Year 2000 issues, except as could not reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe, and does not believe, that the Year 2000 issue will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries or result in any material loss or interference with the Company's business or operations.

                  (xxii) INSURANCE. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

                  (xxiii) RELATIONSHIPS WITH DIRECTORS AND STOCKHOLDERS. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer or stockholder of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectuses which is not so described or is not described as required.

                  (xxiv) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder, or is exempt therefrom.

        (b) REPRESENTATIONS AND WARRANTIES BY THE SELLING SHAREHOLDERS. Each Selling Shareholder severally and not jointly represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time, and, if such Selling Shareholder is selling Option Securities on a Date of Delivery, as of such Date of Delivery, and agrees with each U.S. Underwriter, as follows:

               (i) ACCURATE DISCLOSURE. To the actual knowledge of each Selling Shareholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and to such Selling Shareholder's actual knowledge neither the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper) contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses.

                    (ii) AUTHORIZATION OF AGREEMENTS. Such Selling Shareholder has the full right, power and authority to enter into this Agreement and an Irrevocable Power of Attorney and Custody Agreement (the "IRREVOCABLE POWER OF ATTORNEY AND CUSTODY AGREEMENT") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the Irrevocable Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation by him of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound.

                    (iii) RIGHT TO TRANSFER SECURITIES. The Securities to be sold by such Selling Shareholder pursuant to this Agreement and the International Purchase Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "NYUCC"). Such Selling Shareholder has, and, at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery, will have, full right, power and authority to hold, sell, transfer and deliver the Securities to be sold by such Selling Shareholder pursuant to this Agreement and the International Purchase Agreement; and upon the Underwriters' acquiring possession of such Securities and paying the purchase price therefor as herein contemplated, the Underwriters will acquire their respective interests in such Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free of any "adverse claim" assuming that each Underwriter does not have "notice" of any "adverse claim" to such Securities (as such terms are defined in Sections 8-102 and 8-105 of the NYUCC as currently in effect). Certificates for all of the Option Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with segnatures guaranteed, have been placed in custody with the custodian under the Irrevocable Power of Attorney and Custody Agreement with irrevocable conditional instructions to deliver such Option Securities to the Underwriters pursuant to this Agreement.

               (iv) DUE EXECUTION OF THE IRREVOCABLE POWER OF ATTORNEY AND CUSTODY AGREEMENT. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Irrevocable Power of Attorney and Custody Agreement with Timothy O. White, Jr. and William H. Cuddy, or either of them, as attorneys-in-fact (the "ATTORNEYS-IN-FACT") and the Company, as custodian (the "CUSTODIAN"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(g) or that may be required pursuant to Sections 5(p) and 5(q) on behalf of such Selling Shareholder, to sell, assign and transfer to the U.S. Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the U.S. Underwriters to such Selling Shareholder, as provided in Section 2(b) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

               (v) ABSENCE OF MANIPULATION. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (vi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Irrevocable Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder by such Selling Shareholder or the consummation by such Selling Shareholders of the transactions contemplated by this Agreement, except (i) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, with respect to the Common Stock, or under state securities or blue sky laws or (except with respect to the Reserved Securities) under foreign securities laws, (ii) such as have been already obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered, (iii) which shall have been obtained or made prior to Closing Time or, if applicable, the Time of Delivery, and (iv) such as have been already obtained or as may be required under the laws and regulations of jurisdiction outside the United States in which the Securities (other than the Reserved Securities) are offered.

               (vii) RESTRICTION ON SALE OF SECURITIES. During a period of 180 days from the date of the Prospectuses, such Selling Shareholder will be subject to the restrictions set forth in Exhibit E hereto and such Selling Shareholder agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of such Selling Shareholder's securities except in compliance with such restrictions.

               (viii) CERTIFICATES SUITABLE FOR TRANSFER. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the U.S. Underwriters pursuant to this Agreement.


               (ix) NO ASSOCIATION WITH NASD. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.


          (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the U.S. Representatives or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the U.S. Underwriters as to the matters covered thereby.

        SECTION 2. SALE AND DELIVERY TO U.S. UNDERWRITERS; CLOSING

        (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in SCHEDULE C, the number of Initial U.S. Securities set forth in SCHEDULE A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

        (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, acting severally and not jointly, hereby grant an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 1,440,000 shares of Common Stock, as set forth in SCHEDULE B, at the price per share set forth in SCHEDULE C. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company and the Selling Shareholders setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "DATE OF DELIVERY") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

        (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "CLOSING TIME").

        In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

        Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by the Company and the Custodian pursuant to each Selling Shareholder's Irrevocable Power of Attorney and Custody Agreement, as the case may be, against delivery through the facilities of The Depository Trust Company to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

        (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M.

(Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each U.S. Underwriter as follows:

          (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will effect the filings necessary pursuant to and in compliance with Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) FILING OF AMENDMENTS. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either any prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator and counsel for the U.S. Underwriters shall reasonably object.

          (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will, if so requested, furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will, if so requested, also furnish to the U.S. Representatives, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the other U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent otherwise permitted by Regulation S-T.

          (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 ACT"), such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent otherwise permitted by Regulation S-T.

          (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time any such Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly, upon becoming aware of such event, condition or circumstance, prepare and file with the Commission, subject to
     Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

          (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

          (i) LISTING. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market.

          (J) RESTRICTION ON SALE OF SECURITIES. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
     (A) the Securities, including the Reserved Securities, to be sold hereunder or under the International Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

          (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

          (l) COMPLIANCE WITH NASD RULES. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

          (m) COMPLIANCE WITH RULE 463. The Company will include in its periodic reports filed with the Commission pursuant to the 1934 Act such information as may be required pursuant to Rule 463 of the 1933 Act Regulation. SECTION

        SECTION 4. PAYMENT OF EXPENSES. (a) EXPENSES. The Company will pay all expenses incident to the performance of its and the Selling Shareholders' obligations (except as set forth in Section 4(b)) under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (xi) all costs and expenses of the Underwriters, including reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities.

        (b) EXPENSES OF THE SELLING SHAREHOLDERS. The Selling Shareholders, jointly and severally, will pay all expenses related to (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the U.S. Underwriters, and their transfer between the U.S. Underwriters pursuant to an agreement between such U.S. Underwriters, and (ii) the fees and disbursements of their respective counsel if other than Day, Berry & Howard LLP, and accountants if other than Arthur Andersen LLP.

         (c) TERMINATION OF AGREEMENT. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including reasonable fees and disbursements of counsel for the U.S. Underwriters.

        SECTION 5. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

          (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

          (b) OPINION OF COUNSEL FOR THE COMPANY. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Wachtell, Lipton, Rosen & Katz, counsel for the Company, together with the favorable opinion of Timothy O. White, Jr., general counsel of the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letters for each of the other U.S. Underwriters, to the effect set forth in Exhibits A and B hereto, respectively, and to such further effect as counsel to the U.S. Underwriters may reasonably request.

          (c) OPINION OF PATENT COUNSEL FOR THE COMPANY. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Jenkens & Gilchrist, patent counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

          (d) OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Day, Berry & Howard LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

          (e) OPINION OF COUNSEL FOR THE U.S. UNDERWRITERS. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in clauses
     (i), (ii), (iii), (iv) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (v) through (vii), inclusive, (viii), (ix) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock" and "Material United States Federal Tax Considerations for Non-U.S. Holders") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (f) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE CHANGE"), and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and has satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, are contemplated by the Commission.

          (g) CERTIFICATE OF SELLING SHAREHOLDERS. At Closing Time, the U.S. Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and has satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time.

          (h) ACCOUNTANTS' COMFORT LETTER. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

          (i) BRING-DOWN COMFORT LETTER. At Closing Time, the U.S. Representatives shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (j) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

          (k) AMENDED CHARTER DOCUMENTS. The certificate of incorporation and by-laws of the Company have been amended as required by the Recapitalization, and the Recapitalization has been duly authorized and consummated by the Company.

          (l) NO OBJECTION. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (m) LOCK-UP AGREEMENTS. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule D hereto.

          (n) DOWNGRADE OF COMPANY'S SECURITIES. Between the date of this Agreement and the Closing Time or any applicable Date of Delivery (if any), there shall not have occurred any downgrading, nor shall any notice have been given to the Company of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (o) PURCHASE OF INITIAL INTERNATIONAL SECURITIES. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

          (p) CONDITIONS TO PURCHASE OF U.S. OPTION SECURITIES. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company or on behalf of any Selling Shareholder hereunder shall be true and correct (to the extent set forth herein) as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

               (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to
          Section 5(f) hereof remains true and correct (to the extent set forth therein) as of such Date of Delivery.

               (ii) CERTIFICATE OF SELLING SHAREHOLDERS. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(g) hereof remains true and correct (to the extent set forth therein) as of such Date of Delivery.

               (iii) OPINION OF COUNSEL FOR THE COMPANY. The favorable opinion of Wachtell, Lipton, Rosen & Katz, counsel for the Company, together with the favorable opinion of Timothy O. White, Jr., general counsel of the Company, each in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (iv) OPINION OF PATENT COUNSEL FOR THE COMPANY. The favorable opinion of Jenkens & Gilchrist, patent counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (v) OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS. The favorable opinion of Day, Berry & Howard LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 5(d) hereof.

               (vi) OPINION OF COUNSEL FOR THE U.S. UNDERWRITERS. The favorable opinion of Shearman & Sterling, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 5(e) hereof.

               (vii) BRING-DOWN COMFORT LETTER. A letter from Arthur Andersen LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(i) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (q) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

          (r) TERMINATION OF AGREEMENT. If any condition specified in this
     Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.  INDEMNIFICATION.

        (a) INDEMNIFICATION OF U.S. UNDERWRITERS. The Company and the Management Selling Shareholders who are listed as such in SCHEDULE B hereto (the "MANAGEMENT SELLING SHAREHOLDERS") agree to jointly and severally indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act in the manner set forth in clauses (i), (ii), (iii), (iv) and
(v) of this Section 6(a); PROVIDED, HOWEVER, that none of the Management Selling Shareholders shall be liable for the payment of an amount, pursuant to this
Section 6, which exceeds the net proceeds received by such Management Selling Shareholder from the sale of Option Securities sold by such Management Selling Shareholder pursuant to this Agreement. In addition, the Non-Management Selling Shareholders who are listed as such in SCHEDULE B hereto (the "NON-MANAGEMENT SELLING SHAREHOLDERS") agree to severally and not jointly indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act in the manner set forth in clauses (i), (ii), (iii) and (iv) of this Section 6(a); PROVIDED, HOWEVER, that none of the Non-Management Selling Shareholders shall be liable for the payment of an amount, pursuant to this
Section 6, which exceeds the net proceeds received by such Non-Management Selling Shareholder from the sale of Option Securities sold by such Non-Management Selling Shareholder pursuant to this Agreement.

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses or any amendment or supplement thereto (or any prospectus wrapper) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable securities laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in foreign jurisdictions in connection with the sale of the Reserved Securities or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders, as applicable;

          (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under
     (i), (ii) or (iii) above; and

          (v) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any claim whatsoever based upon any claim asserted alleging violation of preemptive rights;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (a) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or any amendment thereto (or any prospectus wrapper), including the Rule 430A Information, or any preliminary prospectus or the Prospectuses or any amendment or supplement thereto (or any prospectus wrapper) and (b) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such U.S. Underwriter results solely from the fact that such U.S. Underwriter sold Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the U.S.

Prospectus in any case where such delivery is required by the 1933 Act, if the Company has previously furnished copies thereof in sufficient quantity to such U.S. Underwriter (in compliance with Section 3(d) hereof) and the loss, liability, claim, damage or expense of such U.S. Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the U.S. Prospectus; and PROVIDED FURTHER that the liability of each Selling Shareholder under this indemnity agreement (i) shall apply only to losses, liability, claims, damages or expenses to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information provided by such Selling Shareholder to the Company expressly for use in the Registration Statement or any amendment thereto (or any prospectus wrapper), including the Rule 430A Information or any preliminary prospectus or the U.S. Prospectus or any amendment or supplement thereto (for any prospectus wrapper) and (ii) shall not exceed the net proceeds received by such Selling Shareholder.

        (b) INDEMNIFICATION OF COMPANY, DIRECTORS, OFFICERS AND THE SELLING SHAREHOLDERS. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a)(i) through (iv) (except that reference in (a)(iv) to Merrill Lynch shall be to the Company and the Selling Shareholders, as the case may be), of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

        (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement with respect to such fees and expenses as contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least
  30
days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (e) INDEMNIFICATION FOR RESERVED SECURITIES. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the U.S. Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees and persons having business relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

        (f) OTHER AGREEMENTS WITH RESPECT TO INDEMNIFICATION. The provisions of this Section 6 shall not affect any agreement or arrangement among the Company and the Selling Shareholders with respect to indemnification, including without limitation as set forth in Section 12 of the Irrevocable Power of Attorney and Custody Agreement.

        SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

        The relative fault of the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

        The Company, the Selling Shareholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint. The Company's and the Management Selling Shareholder's respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule B hereto. The Non-Management Selling Shareholder's respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule B hereto and not joint.

        SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Shareholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the U.S. Underwriters.

        SECTION 9. TERMINATION OF AGREEMENT.

        (a) TERMINATION; GENERAL. The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the

National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect. Notwithstanding any other provision of this Agreement to the contrary, no Selling Shareholder shall have any liability under this Agreement, and this Agreement shall terminate and have no force and effect with respect to the Selling Shareholders, if no Option Securities are sold hereunder.

        SECTION 10. DEFAULT BY ONE OR MORE OF THE U.S. UNDERWRITERS. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, the non-defaulting U.S. Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company and the Selling Shareholders to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company and the Selling Shareholders shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section.

     SECTION 11. DEFAULT BY ONE OR MORE OF THE SELLING SHAREHOLDERS OR THE COMPANY.
     (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Option Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders or the Company do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the U.S. Underwriters may, at the option of the U.S. Representatives, by notice from the U.S. Representatives to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or
(b) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section shall relieve any Selling Shareholder so defaulting from liability in respect of such default.

        In the event of a default by any Selling Shareholder as referred to in this Section, each of the U.S. Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or the relevant Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

        (b) If the Company shall fail at Closing Time or at a Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; PROVIDED, HOWEVER, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability in respect of such default.

        SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281, attention of Equity Capital Markets; and notices to the Company shall be directed to it at Packard BioScience Company, 800 Research Parkway, Meriden, Connecticut 06450, attention of Chief Financial Officer and General Counsel; and notices to the Selling Shareholders shall be directed to Day, Berry & Howard LLP, attention of William H. Cuddy.

        SECTION 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling

Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                    Very truly yours,

                                    PACKARD BIOSCIENCE COMPANY

                                    By:
                                          --------------------------------------
                                          Name:   Ben D. Kaplan
                                          Title:  Vice President & Chief
                                                  Financial Officer

                                    THE SELLING SHAREHOLDERS

                                    By:
                                          --------------------------------------
                                          As Attorney-in-Fact acting on behalf
                                          of the Selling Shareholders named in
                                          Schedule B hereto


CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED
CHASE SECURITIES INC.
ROBERT W. BAIRD & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
THOMAS WEISEL PARTNERS LLC

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED

By:
   ---------------------------------
          Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                  SCHEDULE A

                                                     MAXIMUM
                                                    NUMBER OF
                                                   INITIAL U.S.
        NAME OF U.S. UNDERWRITER                    SECURITIES
        ------------------------                   ------------

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated..................................
Chase Securities Inc. ..........................
Robert W. Baird & Co. Incorporated..............
Banc of America Securities LLC..................
Thomas Weisel Partners LLC......................
                                                    -----------

Total.............................................    9,600,000
                                                    ============


                                       Sch A-1

                                   SCHEDULE B


                                          MAXIMUM NUMBER      MAXIMUM NUMBER
                                          OF INITIAL U.S.     OF U.S. OPTION
                                            SECURITIES          SECURITIES*
                                         ---------------      ---------------

Packard BioScience Company..............     9,600,000            1,217,760
                                         ---------------      ---------------
Management Selling Shareholders:

  Emery G. Olcott......................              0               60,000

  Richard T. McKernan                                0               60,000

  George Serrano                                     0               28,000

Non-Management Selling Shareholders:

  Orren Tench                                        0               31,520

  Staf van Cauter                                    0               11,760

  Daniel Meert                                       0               10,560

  Eugene Della Vecchia                               0               11,520

  Michael A. Zebarth                                 0                8,880
                                             ---------           ----------

        Selling Shareholders (total)                 0              222,240
                                             ---------           ----------

Total......................................  9,600,000            1,440,000
                                             =========            =========
________________

* If the option is exercised as to less than the maximum number of U.S. Option Securities, then the offer to sell by the Company and the Selling Shareholders shall be that proportion of the total number of U.S. Option Securities then being offered which the number of U.S. Option Securities set forth above opposite the Company and each of the Selling Shareholder bears to the total number of U.S. Option Securities offered.



                                       Sch B-1

                                      SCHEDULE C

                               PACKARD BIOSCIENCE COMPANY

                            9,600,000 Shares of Common Stock
                               (Par Value $.002 Per Share)



        1. The initial public offering price per share for the Securities shall be ___________.


        2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $________, being an amount equal to the initial public offering price set forth above less $________ per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.



                                     Sch C-1

                                   SCHEDULE D

                          List of persons and entities
                               subject to lock-up2


    ------------------------------------------ -------------------------
    LAST NAME                                  FIRST NAME

    ------------------------------------------ -------------------------
    Anderson                                   Troy D.
    ------------------------------------------ -------------------------
    Baird Capital Partners
    II Limited Partnership
    ------------------------------------------ -------------------------
    Baldwin                                    Brenda J.
    ------------------------------------------ -------------------------
    BCP II Affiliates
    Fund Limited Partnership
    ------------------------------------------ -------------------------
    Belobraydich                               Michael W.
    ------------------------------------------ -------------------------
    Bernard                                    Shelly R.
    ------------------------------------------ -------------------------
    Bock                                       Warren H.
    ------------------------------------------ -------------------------
    Bosel                                      Manfred
    ------------------------------------------ -------------------------
    Bronson                                    Frazier
    ------------------------------------------ -------------------------
    Bryant                                     W. Michael
    ------------------------------------------ -------------------------
    Burger                                     Paul
    ------------------------------------------ -------------------------
    Burke                                      Jocelyn W.
    ------------------------------------------ -------------------------
    Burns                                      David
    ------------------------------------------ -------------------------
    Bursens                                    Marc
    ------------------------------------------ -------------------------
    Campagnuolo                                Benjamin
    ------------------------------------------ -------------------------
    Carl                                       Richard A.
    ------------------------------------------ -------------------------
    Carter-Allen                               Kelly S.
    ------------------------------------------ -------------------------
    Catalano III                               Michael A.
    ------------------------------------------ -------------------------
    Catalano Jr.                               Michael A.
    ------------------------------------------ -------------------------
    Chapman                                    Jeffrey A.
    ------------------------------------------ -------------------------
    Charland                                   Andrea
    ------------------------------------------ -------------------------
    Charland                                   Michael J.
    ------------------------------------------ -------------------------
    Chelsky                                    Daniel
    ------------------------------------------ -------------------------
    Christodoulou                              Apostolos
    ------------------------------------------ -------------------------
    Cohen                                      Rafael Z.
    ------------------------------------------ -------------------------
    Colaresi                                   James F.
    ------------------------------------------ -------------------------
    Darken Jr                                  Lawrence S.
    ------------------------------------------ -------------------------
    Davidson                                   Dorothy R.
    ------------------------------------------ -------------------------
    Dean                                       David M.
    ------------------------------------------ -------------------------
    DeBaerdemaeker                             Luc
    ------------------------------------------ -------------------------
    Della Vecchia                              Eugene
    ------------------------------------------ -------------------------
    Duebendorfer                               Juerg
    ------------------------------------------ -------------------------
    East                                       Larry V.
    ------------------------------------------ -------------------------
    Eichem II                                  Charles E.
    ------------------------------------------ -------------------------
    Elands                                     Jack
    ------------------------------------------ -------------------------
    Elsishans Jr.                              Carl J.
    ------------------------------------------ -------------------------

    -------------
    2 The lock-up by these persons and entities cover at least 85% of the issued and outstanding shares of Common Stock of the Company, giving effect to the exercise of outstanding options to purchase shares of Common Stock of the Company.



                                     Sch D-2

     ------------------------------------------ -------------------------
     LAST NAME                                  FIRST NAME
     ------------------------------------------ -------------------------
     End                                        Robert F.
     ------------------------------------------ -------------------------
     Englert                                    David F.
     ------------------------------------------ -------------------------
     Fisher                                     Edward G.
     ------------------------------------------ -------------------------
     Fleissner                                  John G.
     ------------------------------------------ -------------------------
     Frei                                       Hans Rudolph
     ------------------------------------------ -------------------------
     Fulbright                                  Richard S.
     ------------------------------------------ -------------------------
     Gallagher                                  Brian
     ------------------------------------------ -------------------------
     Hall                                       David L.
     ------------------------------------------ -------------------------
     Hall                                       Nance
     ------------------------------------------ -------------------------
     Harazin                                    Richard R.
     ------------------------------------------ -------------------------
     Heinze                                     Karl R.
     ------------------------------------------ -------------------------
     Hering                                     Paul
     ------------------------------------------ -------------------------
     Hill                                       Donald W.
     ------------------------------------------ -------------------------
     Hinshaw                                    Steve M.
     ------------------------------------------ -------------------------
     Hoecker                                    Bradley J.
     ------------------------------------------ -------------------------
     Houchins                                   Brandon A.
     ------------------------------------------ -------------------------
     Huckins                                    Robert J.
     ------------------------------------------ -------------------------
     Hurst                                      Mark E.
     ------------------------------------------ -------------------------
     Jones                                      Donald K.
     ------------------------------------------ -------------------------
     Kadner                                     Steven P.
     ------------------------------------------ -------------------------
     Kaplan                                     Ben D.
     ------------------------------------------ -------------------------
     Koskelo                                    Markku
     ------------------------------------------ -------------------------
     Krug                                       Robert E.
     ------------------------------------------ -------------------------
     Kuhn                                       Roberta
     ------------------------------------------ -------------------------
     Kuwashima                                  Susumu
     ------------------------------------------ -------------------------
     Laforge                                    Michael A.
     ------------------------------------------ -------------------------
     Laskos                                     Steven C.
     ------------------------------------------ -------------------------
     Le Saec                                    Marcel
     ------------------------------------------ -------------------------
     Lee                                        Darren M.
     ------------------------------------------ -------------------------
     Li                                         Mary
     ------------------------------------------ -------------------------
     Little                                     Tony
     ------------------------------------------ -------------------------
     Magny                                      France
     ------------------------------------------ -------------------------
     McElroy                                    Robert D.
     ------------------------------------------ -------------------------

                                     Sch D-3

    ------------------------------------------ -------------------------
    LAST NAME                                  FIRST NAME
    ------------------------------------------ -------------------------
    McKernan                                   Brendan
    ------------------------------------------ -------------------------
    McKernan                                   Kevin
    ------------------------------------------ -------------------------
    McKernan                                   Melissa
    ------------------------------------------ -------------------------
    McKernan                                   Patricia G.
    ------------------------------------------ -------------------------
    McKernan                                   Richard B.
    ------------------------------------------ -------------------------
    McKernan                                   Richard T.
    ------------------------------------------ -------------------------
    McKernan                                   Virginia
    ------------------------------------------ -------------------------
    McKernan Family Trust
    ------------------------------------------ -------------------------
    Meert                                      Daniel
    ------------------------------------------ -------------------------
    Menard                                     Luc
    ------------------------------------------ -------------------------
    Meredith                                   David R.
    ------------------------------------------ -------------------------
    Merrill Lynch KECALP Int'l
    ------------------------------------------ -------------------------
    Merrill Lynch KECALP LP 1994
    ------------------------------------------ -------------------------
    Merrill Lynch KECALP LP 1997
    ------------------------------------------ -------------------------
    Michas                                     Alexis
    ------------------------------------------ -------------------------
    Montgomery                                 George G.
    ------------------------------------------ -------------------------
    Morrison                                   Douglas A.
    ------------------------------------------ -------------------------
    Murray                                     James
    ------------------------------------------ -------------------------
    Mylymuk                                    Michale J.
    ------------------------------------------ -------------------------
    Nacht                                      Arthur F.
    ------------------------------------------ -------------------------
    Olcott                                     Barbara
    ------------------------------------------ -------------------------
    Olcott                                     Charles W.
    ------------------------------------------ -------------------------
    Olcott                                     Emery G.
    ------------------------------------------ -------------------------
    Olcott                                     Timothy S.
    ------------------------------------------ -------------------------
    Olcott Jr.                                 Emery G.
    ------------------------------------------ -------------------------
    Papen                                      Roeland
    ------------------------------------------ -------------------------
    Pearce                                     Gibson
    ------------------------------------------ -------------------------
    Plested                                    Graham
    ------------------------------------------ -------------------------
    Proulx                                     Robert
    ------------------------------------------ -------------------------
    Pyle                                       William D.
    ------------------------------------------ -------------------------
    Richardson                                 Wayne G.
    ------------------------------------------ -------------------------
    Rieveschl                                  David C.
    ------------------------------------------ -------------------------
    Rossi                                      Ferdinando
    ------------------------------------------ -------------------------
    Rotando                                    Lynn
    ------------------------------------------ -------------------------

                                     Sch D-4

    ------------------------------------------ -------------------------
    LAST NAME                                  FIRST NAME
    ------------------------------------------ -------------------------
    Salisbury                                  Robert C.
    ------------------------------------------ -------------------------
    Schaich                                    Steven R.
    ------------------------------------------ -------------------------
    Schmeizl                                   Mark A.
    ------------------------------------------ -------------------------
    Seabourne                                  William J.
    ------------------------------------------ -------------------------
    Seely Jr                                   Ernest C.
    ------------------------------------------ -------------------------
    Serralunga                                 Michel
    ------------------------------------------ -------------------------
    Serrano                                    George
    ------------------------------------------ -------------------------
    Shepard                                    Randy L.
    ------------------------------------------ -------------------------
    Sielaff                                    Willard A.
    ------------------------------------------ -------------------------
    Smalling                                   John P.
    ------------------------------------------ -------------------------
    Smith                                      David H.
    ------------------------------------------ -------------------------
    SOWA Trading Co. Inc.
    ------------------------------------------ -------------------------
    Spallone                                   Martin C.
    ------------------------------------------ -------------------------
    Special                                    Patrick E.
    ------------------------------------------ -------------------------
    Stangl                                     Rainer
    ------------------------------------------ -------------------------
    Stevenson                                  Chase
    ------------------------------------------ -------------------------
    Stone                                      Richard A.
    ------------------------------------------ -------------------------
    Stonington Capital Appreciation 1994 Fund
    ------------------------------------------ -------------------------
    Swanson                                    Drew E.
    ------------------------------------------ -------------------------
    Tamburro                                   John G.
    ------------------------------------------ -------------------------
    Tench                                      Orren K.
    ------------------------------------------ -------------------------
    Tong                                       Peter P.
    ------------------------------------------ -------------------------
    Toritzin                                   Oleg
    ------------------------------------------ -------------------------
    Toyo Corporation
    ------------------------------------------ -------------------------
    Upham                                      Loraine E.
    ------------------------------------------ -------------------------
    Van Cauter                                 Staf C.
    ------------------------------------------ -------------------------
    Vermilye                                   Ronald M.
    ------------------------------------------ -------------------------
    Verplancke                                 Jan
    ------------------------------------------ -------------------------
    Villani                                    Marcel F.
    ------------------------------------------ -------------------------
    Wang                                       Changjin
    ------------------------------------------ -------------------------
    Webb                                       Robert G.
    ------------------------------------------ -------------------------
    West                                       Leon
    ------------------------------------------ -------------------------
    Wherlock                                   Charles Michael
    ------------------------------------------ -------------------------
    White                                      Robert M.
    ------------------------------------------ -------------------------
    White                                      Sally Ann
    ------------------------------------------ -------------------------
    White Jr.                                  Timothy O.
    ------------------------------------------ -------------------------

                                     Sch D-5

    ------------------------------------------ -------------------------
    LAST NAME                                  FIRST NAME
    ------------------------------------------ -------------------------
    White Sr.                                  Timothy O.
    ------------------------------------------ -------------------------
    White, TRUST                               Melissa
    ------------------------------------------ -------------------------
    White, TRUST                               Timothy O.
    ------------------------------------------ -------------------------
    Woodard                                    Robert C.
    ------------------------------------------ -------------------------
    Yocum                                      Kenneth M.
    ------------------------------------------ -------------------------
    Young                                      Brian M.
    ------------------------------------------ -------------------------
    Young                                      Harry M.
    ------------------------------------------ -------------------------
    Zebarth                                    Michael A.
    ------------------------------------------ -------------------------
    Ziegler                                    Michael R.
    ------------------------------------------ -------------------------
    Zukosky                                    Patrick A.
    ------------------------------------------ -------------------------








                                     Sch D-6

                                                                    EXHIBIT A

                 FORM OF OPINION OF WACHTELL, LIPTON, ROSEN & KATZ
                          TO BE DELIVERED PURSUANT TO
                                    SECTION 5(b)

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

        (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

        (iii) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities will be subject to personal liability by reason of being such a holder.

        (iv) The issuance of the Securities is not subject to the preemptive or, to the knowledge of such counsel, other similar rights, of any securityholder of the Company.

        (v) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

        (vi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

        (vii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses as of their respective effective or issue dates (except, in each case, for the financial statements, related notes and schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

        (viii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company.

         (ix) The information in the Prospectuses under "Related Party Transactions-Stockholders' Agreement," "Description of Capital Stock-Common Stock", and "Material United States Federal Tax Considerations for Non-U.S. Holders", to the extent that it purports to summarize legal matters or the Company's charter and by-laws fairly summarizes the legal matters described therein in all material respects.

        (x) The Recapitalization has been duly authorized and validly consummated by the Company.

        (xi) The Company is not an "investment company" or an entity "controlled" by an "investment company," within the meaning of the 1940 Act and the rules and regulations of the Commission thereunder.

        With respect to the matters covered in paragraph (vii) above, our opinion is based on participation in the preparation of the Registration Statement and Prospectuses and any amendment or supplement thereto, and in discussions with officers and other representatives of the Company and its independent public accountants (including discussions in which representatives of the Underwriters and their counsel participated) but is without independent check or verification. We have participated in the preparation of the Registration Statement and Prospectuses and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and with representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Prospectuses and related matters were discussed. In connection with the opinions expressed herein and the participation referenced above, we have not verified and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses (other than as set forth in paragraph (ix) above). We confirm, however, that in the course of such participation, review and discussions, no facts have come to our attention to lead us to believe (A) that the Registration Statement (including the Rule 430A Information) or any amendment thereto (except for the financial statements and related notes and schedule, and other financial data included therein or omitted therefrom, as to which we express no opinion), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectuses or any amendment or supplement thereto (except for the financial statements and related notes and schedule, and other financial data included therein or omitted therefrom, as to which we express no opinion), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or include an untrue statement or a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                  EXHIBIT B

                       FORM OF OPINION OF TIMOTHY O. WHITE
                           TO BE DELIVERED PURSUANT TO
                                     SECTION 5(b)

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

        (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

        (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

        (iv) The Company had at the date indicated a duly authorized, issued and outstanding capitalization as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" and notes thereto; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the Initial Securities was issued in violation of the preemptive or other similar rights of any securityholder of the Company; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company with the exception of the issuance by the Company of an aggregate of 26,500 authorized but unissued shares of Common Stock (the "Issued Shares") in three separate issuances (the equivalent of 465,000 shares of the presently outstanding Common Stock in the aggregate), in March 1987, March 1988 and March 1989 (collectively, the "Stock Issuances"); with respect to the Issued Shares, to the Company's knowledge, the holders of then-outstanding Common Stock did not seek to exercise, and neither such holders nor any successor, transferee or purchaser for value of such Common Stock outstanding immediately prior to the Stock Issuances have, at any time since, threatened to, or notified the Company of their intent to, exercise preemptive rights as to the Issued Shares or brought, or threatened to bring, any claim at law or in equity challenging the Stock Issuances; and to my actual knowledge, none of the Option Securities was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

        (v) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

        (vi) The issuance of the Securities is not subject to the preemptive rights of any securityholder of the Company or other similar rights pursuant to agreements or instruments to which the Company is a party.

        (vii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement (including with respect to the Credit Agreement), all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of (a) Packard Instrument Company or CCS Packard, Inc. was issued in violation of the preemptive rights of any securityholder of such Subsidiary or other similar rights pursuant to agreements or instruments to which such Subsidiary is a party and (b) any Subsidiary (other than Packard Instrument Company and CCS Packard, Inc.) was issued, after such entity became a Subsidiary of the Company, in violation of the preemptive rights of any securityholder of such Subsidiary or other similar rights pursuant to agreements or instruments to which such Subsidiary is a party.

        (viii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

        (ix) To the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

        (x) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the charter and by-laws of the Company.

        (xi) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which is required to be disclosed in the Registration Statement (other than as disclosed therein), which (a) could reasonably be expected to result in a Material Adverse Effect, or (b) could reasonably be expected to materially and adversely affect the value of the properties or assets of the Company, in the aggregate, or the consummation of the transactions contemplated in the U.S. Purchase Agreement and International Purchase Agreement or the performance by the Company of its obligations thereunder.

     (xii) The information in the Prospectuses under "Related Party Transactions," "Description of Capital Stock", "Description of Indebtedness," "Business--Properties","Business--Legal Proceedings", "Risk Factors-Changes in environmental regulations could increase the costs of manufacturing our products or providing our services, or otherwise adversely affect the demand for our products or services," "Business-Environmental Matters", and "Business-Regulation" and in the Registration Statement under Items 14 and 15, to the extent that it purports to summarize legal matters, the Company's charter and by-laws or legal proceedings fairly summarizes the legal matters described therein.

         (xiii) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

         (xiv) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required pursuant to the 1933 Act to be described or referred to in the Prospectuses or filed as exhibits to the Registration Statement, which have not been so described or filed.

        (xv) To the best of my knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

        (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, with respect to the Common Stock or under foreign or state securities or blue sky laws, (ii) such as have been already obtained or as may be required under the laws and regulations of jurisdictions outside the United States in which the Securities and the Reserved Securities are offered and (iii) which shall have been obtained or made prior to the Closing Time or, if applicable, the Time of Delivery.

        (xvii) The execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (with respect to the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action, including (if required) board approval, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound (collectively, "the AGREEMENT AND INSTRUMENTS") (except for such conflicts, breaches, defaults or Repayment
Events or liens, charges or encumbrances that could not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter or by-laws of the Company or any Subsidiary, (B) any existing applicable domestic law, statute, rule, regulation, judgment, order, writ or decree of any domestic government, government instrumentality or court having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except, in the case of (B), for such violations that could not reasonably be expected to result in a Material Adverse Effect or (C) to the best of my knowledge, any existing applicable foreign law, statute, rule, regulation, judgment, order, writ or decree of any foreign government, government instrumentality or court having jurisdiction over the Company or any Subsidiary or any of their assets properties or operations except for such violations that could not reasonably be expected to result in a Material Adverse Effect.

        (xviii) To the best of my knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

         (xix) The Recapitalization has been duly authorized and validly consummated by the Company.

        Nothing has come to my attention that would lead me to believe (A) that the Registration Statement (including the Rule 430A Information) or any amendment thereto (except for financial statements and related notes and schedule, and other financial data included therein or omitted therefrom, as to which I express no opinion), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectuses or any amendment or supplement thereto (except for financial statements, related notes and schedule, and other financial data included therein or omitted therefrom, as to which I express no opinion), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials (including with respect to the Stock Issuances) and, in the case of the opinion set forth in clause (iv), on the books and records of the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                      EXHIBIT C

                     FORM OF OPINION OF JENKENS & GILCHRIST
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

        (i) The statements and descriptions made in the Prospectuses under the captions "Risk Factors-If we are unable to effectively protect our intellectual property, we may be unable to prevent third parties from using our technology, which could impair our ability to compete effectively in the market," "Risk Factors-Our products could infringe on the intellectual property rights of others, causing costly litigation and seriously harming our business" and "Business-Intellectual Property" to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects and nothing has come to our attention which leads us to believe that (A) the information set forth in the Registration Statement, or any amendment thereto, under the captions referred to above as of the time the Registration Statement became effective under the Securities Act, and as of the Closing Time or any Delivery Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the information set forth in the Prospectuses, or in any supplement thereto, under the captions referred to above as of their issue dates and as of such Closing Time or any Delivery Date, contained an untrue statement of a material fact or omitted to state a material fact, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (ii) Such counsel has no knowledge of any pending or threatened legal or governmental proceeding relating to patents or proprietary know-how owned or used by the Company or any of its subsidiaries, to which the Company or any of its subsidiaries is a party except as disclosed in the Registration Statement, which, if adversely decided, would have a material adverse effect on the business, financial condition or results of operations of the Company or any of its subsidiaries, taken as a whole.

        (iii) Such counsel has no knowledge of any infringement or alleged infringement by the Company or any of its subsidiaries of issued patent rights of others, except as disclosed in the Registration Statement, which would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                                                                    EXHIBIT D

                   FORM OF OPINION OF DAY, BERRY & HOWARD LLP
                    TO BE DELIVERED PURSUANT TO SECTION 5(e)



         (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state or foreign securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Shareholders for the performance by each Selling Shareholder of its obligations under the U.S. Purchase Agreement and International Purchase Agreement or in the Irrevocable Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Option Securities to be sold by the Selling Shareholders.

        (ii) Each Irrevocable Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling Shareholder named therein and constitutes the legal, valid and binding agreement of such Selling Shareholder.

        (iii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

        (iv) Each Attorney-in-Fact has been duly authorized by the Selling Shareholders to deliver the Option Securities to be sold by the Selling Shareholders on behalf of the Selling Shareholders in accordance with the terms of the U.S. Purchase Agreement and the International Purchase Agreement.

        (v) The execution, delivery and performance by the Selling Shareholders of the U.S. Purchase Agreement, the International Purchase Agreement, the Irrevocable Power of Attorney and Custody Agreement and the sale and delivery by the Selling Shareholders of the Option Securities to be sold by the Selling Shareholders and the consummation of the transactions by the Selling Shareholders contemplated in the U.S. Purchase Agreement, in the International Purchase Agreement, and in the Registration Statement and compliance by the Selling Shareholders with their obligations under the U.S. Purchase Agreement and International Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Shareholders and (A) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Option Securities to be sold by the Selling Shareholders or any property or assets of the Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Shareholder is a party or by which it may be bound, or to which any of the property or assets of any Selling Shareholder may be subject, nor (B) will such action result in any violation of any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling

Shareholder or any of its properties.

     (vi) Each Selling Shareholder has full right, power and authority to sell, transfer and deliver such Option Securities pursuant to the Purchase Agreements. Assuming that (i) the certificate or certificates representing the Option Securities to be held by such Selling Shareholder pursuant to the Purchase Agreements have been effectively indorsed in blank in accordance with NYUCC
Article 8 and (ii) the Underwriters are without notice of any adverse claim to the Option Securities, then, upon the Underwriters' acquiring possession of such certificate or certificates for the Option Securities and paying the purchase price therefor pursuant to the Purchase Agreements, each Underwriter will be a "protected purchaser" of the Option Securities to be purchased by it (within the meaning of Section 8-303 of the NYUCC) and will acquire its interest in such Option Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Secutities) free of any adverse claim.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper on certificates of the Selling Shareholders and of responsible officers of the Company and public officials. Such counsel may also rely on opinions of other counsel, to the extent they deem proper, as to matters governed by the laws of a jurisdiction in which such counsel are not admitted to practice law.

                                                                       Exhibit E

                                                          April  , 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated,
Chase Securities Inc.
Robert W. Baird & Co. Incorporated
Banc of America Securities LLC
Thomas Weisel Partners LLC
   as U.S. Representatives of the several
   U.S. Underwriters to be named in the
   within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
North Tower
World Financial Center
New York, New York  10281

MERRILL LYNCH INTERNATIONAL
Chase Manhattan International Limited
Robert W. Baird & Co. Incorporated
Bank of America International Limited
Thomas Weisel International Limited
  as Lead Manager of the several International Managers to be named in the within-mentioned International Purchase Agreement
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

        Re:   Proposed Public Offering by Packard BioScience Company
              ------------------------------------------------------
Dear Sirs:

        The undersigned, a stockholder [and an officer and/or director] of Packard BioScience Company, a Delaware corporation (the "COMPANY"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and Chase Securities Inc., Robert W. Baird & Co. Incorporated, Banc of America Securities LLC, and Thomas Weisel Partners LLC (the "U.S. UNDERWRITERS") propose to enter into a U.S. Purchase Agreement (the "U.S. PURCHASE AGREEMENT") with the Company and the persons listed in Schedule B to the U.S.

Purchase Agreement (the "SELLING SHAREHOLDERS") providing for the public offering of shares (the "SECURITIES") of the Company's common stock, par value $.002 per share (the "COMMON STOCK"). The undersigned also understands that the Company and the Selling Shareholders propose to concurrently enter into an agreement with certain international underwriters (the "INTERNATIONAL MANAGERS" and, together with the U.S. Underwriters, the "UNDERWRITERS") for the offering of the Common Stock outside the United States and Canada (the "INTERNATIONAL PURCHASE AGREEMENT" and, together with the U.S. Purchase Agreement, the "PURCHASE AGREEMENTS"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the next paragraph of this agreement, the undersigned agrees with each of the Underwriters that, during a period of 180 days from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

        The foregoing paragraph shall not apply to (A) Securities (i) transferred as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this agreement, (ii) transferred to any trust for the direct or indirect benefit of any stockholder or the immediate family of such stockholder, provided that the trustee of trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) sold by the stockholder but only if and to the extent that such Securities have been acquired by such stockholder (x) pursuant to the Purchase Agreements or (y) in the open market after completion of the offering of the Securities by the Underwriters, or (iv) if the transfer of such Securities occurs by operation of law, such as rules of intestate succession or statutes governing the effects of a merger, provided that the transferee executes an agreement stating that the transferee is receiving and holding the shares subject to the provisions of this agreement, and (B) any sales of any Securities to the Underwriters pursuant to the Purchase Agreements. For purposes of this paragraph "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.


                                        Very truly yours,


                                        Signature: __________________________


                                        Print Name: _________________________

                               TABLE OF CONTENTS


U.S. PURCHASE AGREEMENT........................................................1

     SECTION 1. Representations and Warranties.................................4
         (a)    Representations and Warranties by the Company..................4
                (i)       Compliance with Registration Requirements............4
                (ii)      Independent Accountants..............................5
                (iii)     Financial Statements.................................5
                (iv)      No Material Adverse Change in Business...............5
                (v)       Good Standing of the Company.........................6
                (vi)      Good Standing of Subsidiaries........................6
                (vii)     Capitalization.......................................6
                (viii)    Authorization of Agreement...........................7
                (ix)      Authorization and Description of Securities..........7
                (x)       Absence of Defaults and Conflicts....................7
                (xi)      Absence of Labor Dispute.............................8
                (xii)     Absence of Proceedings...............................8
                (xiii)    Accuracy of Exhibits.................................8
                (xiv)     Possession of Intellectual Property..................9
                (xv)      Absence of Further Requirements......................9
                (xvi)     Possession of Licenses and Permits...................9
                (xvii)    Title to Property...................................10
                (xviii)   Investment Company Act..............................10
                (xix)     Environmental Laws..................................10
                (xx)      Registration Rights.................................11
                (xxi)     Year 2000 Problem...................................11
                (xxii)    Insurance...........................................11
                (xxiii)   Relationships with Directors and Stockholders.......11
                (xxiv)    Compliance with Cuba Act............................11
         (b)    Representations and Warranties by the Selling Shareholders....11
                (i)       Accurate Disclosure.................................11
                (ii)      Authorization of Agreements.........................12
                (iii)     Good and Marketable Title...........................12
                (iv)      Due Execution of Irrevocable Power of Attorney and
                          Custody Agreement...................................12
                (v)       Absence of Manipulation.............................13
                (vi)      Absence of Further Requirements.....................13
                (vii)     Restriction on Sale of Securities...................13
                (viii)    Certificates Suitable for Transfer..................13
                (ix)      No Association with NASD............................14
         (c)    Officer's Certificates........................................14

     SECTION 2. Sale and Delivery to U.S. Underwriters; Closing...............14
         (a)    Initial Securities............................................14
         (b)    Option Securities.............................................14
         (c)    Payment.......................................................15
         (d)    Denominations; Registration...................................15

     SECTION 3. Covenants of the Company......................................16
         (a)    Compliance with Securities Regulations and Commission
                Requests......................................................16
         (b)    Filing of Amendments..........................................16
         (c)    Delivery of Registration Statements...........................16
         (d)    Delivery of Prospectuses......................................17
         (e)    Continued Compliance with Securities Laws.....................17
         (f)    Blue Sky Qualifications.......................................17
         (g)    Rule 158......................................................18
         (h)    Use of Proceeds...............................................18
         (i)    Listing.......................................................18
         (j)    Restriction on Sale of Securities.............................18
         (k)    Reporting Requirements........................................18
         (l)    Compliance with NASD Rules....................................19
         (m)    Compliance with Rule 463......................................19

     SECTION 4. Payment of Expenses...........................................19
         (a)    Expenses......................................................19
         (b)    Expenses of the Selling Shareholders..........................20
         (c)    Termination of Agreement......................................20

     SECTION 5. Conditions of U.S. Underwriters' Obligations..................20
         (a)    Effectiveness of Registration Statement.......................20
         (b)    Opinion of Counsel for Company................................20
         (c)    Opinion of Patent Counsel for Company.........................21
         (d)    Opinion of Counsel for Selling Shareholders...................21
         (e)    Opinion of Counsel for U.S. Underwriters......................21
         (f)    Officers' Certificate.........................................21
         (g)    Certificate of Selling Shareholders...........................22
         (h)    Accountants' Comfort Letter...................................22
         (i)    Bring-down Comfort Letter.....................................22
         (j)    Approval of Listing...........................................22
         (k)    Amended Charter Documents.....................................22
         (l)    No Objection..................................................22
         (m)    Lock-up Agreements............................................23
         (n)    Downgrade of Company's Securities.............................23
         (o)    Purchase of Initial International Securities..................23
         (p)    Conditions to Purchase of U.S. Option Securities..............23
         (q)    Additional Documents..........................................24
         (r)    Termination of Agreement......................................24

     SECTION 6. Indemnification...............................................25
         (a)    Indemnification of U.S. Underwriters..........................25
         (b)    Indemnification of Company, Directors, Officers and Selling
                Shareholders..................................................27
         (c)    Actions Against Parties; Notification.........................27
         (d)    Settlement Without Consent if Failure to Reimburse............28
         (e)    Indemnification for Reserved Securities.......................28
         (f)    Other Agreements with Respect to Indemnification..............28

     SECTION 7. Contribution..................................................28

     SECTION 8. Representations, Warranties and Agreements to Survive
                Delivery......................................................30

     SECTION 9. Termination of Agreement......................................30
         (a)    Termination; General..........................................30
         (b)    Liabilities...................................................30

     SECTION 10.Default by One or More of the U.S. Underwriters...............31

     SECTION 11.Default by One or More of the Selling Shareholders or
                the Company...................................................31

     SECTION 12.Notices.......................................................32

     SECTION 13.Parties.......................................................32

     SECTION 14.GOVERNING LAW AND TIME........................................33

     SECTION 15.Effect of Headings............................................33




SCHEDULES

     Schedule A - List of U.S. Underwriters..............................Sch A-1
     Schedule B - List of Selling Shareholders...........................Sch B-1
     Schedule C - Pricing Information....................................Sch C-1
     Schedule D - List of Persons and Entities Subject to Lock-up........Sch D-1

EXHIBITS

     Exhibit A - Form of Opinion of Company's Counsel........................A-1
     Exhibit B - Form of Opinion of Timothy O. White.........................B-1
     Exhibit C - Form of Opinion of Patent Counsel for the Company...........C-1
     Exhibit D - Form of Opinion of Selling Shareholders' Counsel........... D-1
     Exhibit E - Form of Lock-up Letter..................................... E-1